Exhibit 99.1

Company Contact:
Mr. Fernando Liu
Chief Financial Officer
Cleantech Solutions International, Inc.
Tel: +86-137-6134-7367
Email: fol@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

Investor Relations Contact:
Ms. Elaine Ketchmere
CCG Investor Relations
Tel: +1-310-954-1345
Email: elaine.ketchmere@ccgir.com
Web: www.ccgirasia.com

Cleantech Solutions Notified by NASDAQ of Non-Compliance with $1.00 Minimum Closing Bid Price Requirement

Wuxi, Jiangsu Province, China – September 12, 2011 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily for the wind power industry as well as solar and other industries, today announced that on September 8, 2011, it received a staff deficiency notice from The Nasdaq Stock Market informing the Company that its common shares have failed to comply with the $1.00 minimum bid price required for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1). The Company failed to meet this test because the closing bid price for the Company’s common stock for each trading day in the 30 day period from July 27, 2011 to September 7, 2011 was less than $1.00 per share.

Nasdaq’s letter stated that to regain compliance, the closing bid price for the Company's common stock must be at least $1.00 for a minimum of 10 consecutive business days within the 180-day compliance period ending on March 6, 2012.  In the event the Company does not regain compliance within this period, it may be eligible for additional time by filing a listing application to transfer its common stock to the Nasdaq Capital Market.

“We recognize the importance of maintaining our listing on the Nasdaq Stock Market and are evaluating several options to regain compliance, including a reverse stock split,” commented Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions.

About Cleantech Solutions International

Cleantech Solutions supplies forgings products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. For more information visit our website at http://www.cleantechsolutionsinternational.com. Information contained on our website and any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2010 and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended June 30, 2011. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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